AMENDMENT NUMBER ONE TO
                    CONVERTIBLE DEBENTURE PURCHASE AGREEMENT

         This Amendment Number One (this "Amendment") to the Convertible Debenture Purchase Agreement, with the schedules and exhibits thereto, dated as of May 1, 2000 (the "Agreement") by and among INVU, Inc., a Colorado corporation, with its executive offices at The Beren, Blisworth Hill Farm, Stoke Road, Blisworth, Northamptonshire (the "Company"), and the purchasers listed on
Schedule 1 to the Agreement is dated May 22, 2000. Capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed to them in the Agreement.

         Section 1. Section 4(c)(i) to the form of Debenture annexed to the Agreement as Exhibit A is hereby amended to read as follows:


                  (c) (i) The Conversion Price for each Debenture in effect on any Conversion Date shall be the lesser of (X) [the lower of US$1.875 or one hundred twenty-five percent (125%) of the average Per Share Market Value for the five (5) Trading Days immediately prior to the Closing Date] (the "Fixed Conversion Price") or (Y) seventy five percent (75%) of the average of the three
(3) lowest Per Share Market Value prices during the thirty (30) day period immediately preceding the Conversion Date ("Floating Conversion Price"). The conversion of the Debentures is subject to the Limitation on Conversion in
Section 4.19 of the Purchase Agreement as set forth below.


                  "In addition to and not in lieu of the limitations on conversion set forth in the Debentures, the conversion and exercise rights of each of the Purchasers set forth in the Debentures and the Warrants, as applicable, shall be limited, solely to the extent required, from time to time, such that, unless each of the Purchasers give written notice 75 days in advance to the Company of their intention to exceed the Limitations of Conversions as defined herein, with respect to all or a specified amount of the Debentures and the corresponding number of the Underlying Shares, in no instance shall the maximum number of shares of Common Stock which the Purchasers (singularly, together with any Persons who in the determination of such Purchasers, together with such Purchasers, constitute a group as defined in Rule 13d-5 of the Exchange Act) may receive in respect of any conversion of the Debentures, or exercise of the Warrants, exceed, at any one time, an amount equal to the remainder of (i) 4.99% of the then issued and outstanding shares of Common Stock of the Company following such conversion or exercise minus (ii) the number of shares of Common Stock of the Company then owned by any of the Purchasers (including any shares of Common Stock deemed beneficially owned due to ownership of the Debentures and Warrants) (the foregoing being herein referred to as the "Limitation on Conversion"); provided, however, that the Limitation on Conversion shall not apply to any forced or automatic conversion by the Company pursuant to Section 4(i) and Section 5 of the Debentures and, provided, further, that if 10 Business Days have elapsed since any of the Purchasers shall have declared an Event of Default (as that term is defined in the Convertible Debenture) and the Company shall not have cured such Event of Default, the provisions of this
                  Section 4.19 shall be null and void from and after such date. The Company shall, promptly upon its receipt of a notice of conversion tendered by any of the Purchasers (or its sole designee) under the Debentures, as applicable, and upon its receipt of a notice of exercise under the terms of the Warrants, notify such Purchaser by telephone and by facsimile of

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                  the number of shares of Common Stock  outstanding on such date and the number of Underlying Shares which would be issuable to such Purchaser (or its sole designee, as the case may be) if the conversion requested in such notice of conversion or exercise requested in such notice of exercise were effected in full, whereupon, notwithstanding anything to the contrary set forth in the Debentures or the Warrants, such Purchaser may within one Trading Day of its receipt of the Company notice required by this Section 4.19 by facsimile revoke such conversion or exercise to the extent (in whole or in part) that it determines that such conversion or exercise would result in such Purchaser owning shares of Common Stock in excess of the Limitation on Conversion."

         Section 2. All other provisions of the Agreement shall remain in full force and effect.

         Section 3.  This Amendment may be executed in counterparts.
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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first indicated above.

                                                   Company:

                                                   INVU, INC.



                                                   By:  /s/ David Morgan
                                                        ------------------------
                                                        Name: David Morgan
                                                        Title:    President

                                                   Purchasers:

                                                   GEM GLOBAL YIELD FUND LIMITED



                                                   By:
                                                       -------------------------
                                                       Name:
                                                       Title:

                                                   TURBO INTERNATIONAL LTD.



                                                   By:
                                                       -------------------------
                                                       Name:
                                                       Title:



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